                                                                    EXHIBIT 24.1

                              CONFIRMING STATEMENT

This Statement  confirms that the  undersigned has authorized and designated the

General  Counsel or the Chief  Financial  Officer of PRG-Schultz  International,

Inc.  to prepare,  execute in the  undersigned's  name and on the  undersigned's behalf, and submit to the U.S.  Securities and Exchange Commission (the "SEC") a

Form ID,  including  amendments  thereto,  and any other documents  necessary or appropriate  to obtain  codes and  passwords  enabling the  undersigned  to make electronic  filings  with the SEC of reports  required  by Section  16(a) of the

Securities  Exchange  Act of 1934 or any rule or  regulation  of the SEC, and to execute and file on the  undersigned's  behalf all Forms 3, 4, and 5  (including any amendments thereto) that the undersigned may be required to file with SEC as a result of the  undersigned's  ownership of or  transactions  in  securities of

PRG-Schultz  International,  Inc. The  authority  of the General  Counsel or the

Chief Financial Officer of PRG-Schultz International,  Inc. under this Statement shall continue until the  undersigned is no longer  required to file Forms 3, 4,

and  5  with  regard  to  the  undersigned's  ownership  of or  transactions  in securities  of  PRG-Schultz  International,  Inc.,  unless  earlier  revoked  in writing.  The  undersigned  acknowledges  that the General  Counsel or the Chief

Financial Officer of PRG-Schultz International,  Inc. is not assuming any of the undersigned's  responsibilities  to comply  with  Section  16 of the  Securities

Exchange Act of 1934.

Dated as of March 20, 2006                  /s/ Philip J. Mazzilli, Jr.

                                                Philip J. Mazzilli